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                                                                   EXHIBIT 10.43


                     FIRST AMENDMENT TO RETENTION AGREEMENT

        This First Amendment to Retention Agreement (the "First Amendment") is entered into as of March 28, 2002, by and between DEL MONTE FOODS COMPANY, a Delaware corporation, with its principal place of business in San Francisco, California (the "Company"), and David L. Meyers, an individual residing in the State of California ("Executive"), to amend the Retention Agreement, dated November 1, 1991, among Del Monte Corporation, a New York corporation, and Executive (the "Agreement"), as follows:

        1. In the first paragraph on page 1, "Del Monte Foods Company" is substituted for "Del Monte Corporation".

        2. In the first paragraph on page 1, "a Delaware corporation" is substituted for "a New York corporation".

        3. A new Section 1(a) is added to the Agreement in the following form:

               (a) Executive shall receive for his services rendered hereunder an annual base salary of Three Hundred Eighty Thousand Dollars ($380,000), as adjusted from time to time, payable in equal installments on the Company's regular pay schedule, subject to standard withholdings for taxes and social security and the like. Executive's base salary shall be reviewed annually by the Compensation Committee of the Board.

        4. A new Section 1(b) is added to the Agreement in the following form:

               (b) While a full-time employee of the Company, Executive shall be entitled to participate in the Company's Annual Incentive Award Plan ("AIAP") pursuant to the terms of which Executive shall be eligible to receive an annual bonus targeted at sixty percent (60%) of Executive's base salary, as adjusted from time to time in accordance with the AIAP or applicable successor plan. Actual payment of the bonus is based on Company performance and Executive's individual achievements.

        5. A new Section 1(c) is added to the Agreement in the following form:

               (c) In the event of a Change of Control (as defined in the Retention Plan referred to herein), if Executive has been designated a "Key Employee" by the Nomination and Compensation Committee of the Board of Directors, Executive shall be eligible to participate in, and entitled to a percentage of, the Company's incentive compensation pool pursuant to the terms of the Retention Plan adopted by the Nominating and Compensation Committee on October 24, 2000.

        6. A new Section 1(d) is added to the Agreement in the following form:

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               (d) Executive shall serve in an executive capacity and shall perform such duties as are consistent with his position as Executive Vice President, Administration and Chief Financial Officer. Pursuant to policies, goals and objectives established by the Chief Executive Officer and the Board of Directors, the Executive shall: (i) plan, direct and control the organization's overall financial plans and policies, accounting practices, and relationships with leading institutions, shareholders and the financial community; (ii) direct treasury, budgeting, tax accounting, information systems, real estate and insurance activities; (iii) provide direction and decisions relating to strategic planning of the company; (iv) direct legal activities; (v) plan, direct and control various administration functions as it relates to Human Resources, labor relations and corporate affairs.

        7. Section 2(c) is amended to add a new subsection (iv) in the following form:

               ; or (iv) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement."

        8. In Section 2(c), the phrase "described in clauses (i) through (iii)" is replaced by "described in clauses (i) through (iv)".

        9. A new Section 3(h) is added to the Agreement in the following form:

               (h) Termination Upon Change of Control. In the event of Executive's Termination Upon Change of Control (as defined below), Executive shall receive the benefits detailed in Section 3(a) through Section 3(g) on the terms and conditions set forth therein, provided, however, that the payment of the Severance Amount set forth in Section 3(a) shall be made in a lump sum, to be paid within thirty (30) days of Executive's termination date, and not in installments over a three (3) year period, as provided in Section 3(a). No other compensation of any kind or severance or other payment of any kind shall be payable by the Company to Executive after the termination date except as provided in Section 3(a) through Section 3(g). Any amounts due Executive under this Section 3(h) are in the nature of severance payments, or liquidated damages which contemplate both direct damages and consequential damages that may be suffered as a result of Executive's termination, and are not in the nature of a penalty. For purposes of this Section 3(h) "Termination Upon Change of Control" means (i) the termination of Executive's employment by the Company without cause during the period commencing on the date the "Change of Control" (as defined in the Company's 1998 Stock Incentive Plan, as amended through November 15, 2000) occurs and ending on the date which is eighteen (18) months after the Change of Control; or (ii) termination by Executive for Good Reason within eighteen (18) months after the occurrence of a Change of Control; but (iii) "Termination Upon Change of Control" shall not include any termination of Executive's employment by the Company for cause, as a result of the death or disability of Executive, or as a result of the voluntary termination of Executive's employment for reasons other than Good Reason.


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        10. Revise Section 6(a)(i) and 6(a)(ii) so that "Del Monte Foods
Company" is substituted for "Del Monte Corporation".


        11. Revise Section 6(a)(i) to delete:

                               Henry C. Blackiston, III
                               Shearman & Sterling
                               599 Lexington Avenue
                               New York, NY  10022

                               and to insert:
                               Gibson, Dunn & Crutcher LLP
                               One Montgomery Street, 31st Floor
                               San Francisco, CA 94104
                               Attn: Douglas D. Smith

        12. Revise Section 6(g) so that "laws of the State of New York" is replaced by "laws of the State of Delaware".

        13. A new Section 7 is added to the Agreement in the following form:

               7.  Indemnification.

               In the event Executive is made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, by reason of the fact that Executive is or was a director or officer of the Company or serves or served any other corporation fifty percent (50%) or more owned or controlled by the Company in any capacity at the Company's request, Executive shall be indemnified by the Company, and the Company shall pay Executive's related expenses when and as incurred, all to the fullest extent permitted by the laws of the State of Delaware, and the Company's Certificate of Incorporation and Bylaws.

        Except as expressly provided in this First Amendment, all other provisions of the Agreement are hereby assumed by the Company and remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

                                 DEL MONTE FOODS COMPANY

                                 By:    /s/ Richard G. Wolford
                                     ------------------------------------------

                                 Name:  Richard G. Wolford
                                        ---------------------------------------
                                 Title: President and Chief Executive Officer,
                                        ---------------------------------------
                                        Director and Chairman of the Board
                                        ---------------------------------------

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                                            /s/ David L. Meyers
                                   ---------------------------------------------
                                              David L. Meyers


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